PRELIMINARY TERM SHEET

Renaissance Mortgage Acceptance Corp. 2007-2 Home Equity Loan Asset-Backed Notes, Series 2007-2 $818,550,000 Offered Notes (Approximate)

Delta Funding Corporation (Originator) Renaissance REIT Investment Corp. (Seller) Renaissance Mortgage Acceptance Corp. (Depositor)

Renaissance Home Equity Loan Asset-Backed Notes, Series 2007-2

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Structure Overview

To 10% Optional Termination
Offered Notes
Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
AV-1	$22,965,000	Senior / Sequential	Floating	0.89	1-22	May 2009	June 2037	AAA/Aaa
AV-2	$15,631,000	Senior / Sequential	Floating	3.00	22-53	December 2011	June 2037	AAA/Aaa
AV-3	$11,404,000	Senior / Sequential	Floating	6.71	53-104	March 2016	June 2037	AAA/Aaa
AF-1	$263,200,000	Senior / Sequential	Fixed	1.00	1-21	April 2009	June 2037	AAA/Aaa
AF-2	$53,300,000	Senior / Sequential	Fixed	2.00	21-26	September 2009	June 2037	AAA/Aaa
AF-3	$153,200,000	Senior / Sequential	Fixed	3.00	26-52	November 2011	June 2037	AAA/Aaa
AF-4	$42,400,000	Senior / Sequential	Fixed	5.00	52-69	April 2013	June 2037	AAA/Aaa
AF-5	$74,975,000	Senior / Sequential	Fixed	7.91	69-104	March 2016	June 2037	AAA/Aaa
AF-6	$51,000,000	Senior / NAS	Fixed	6.58	38-104	March 2016	June 2037	AAA/Aaa
M-1	$32,725,000	Subordinate	Fixed	5.76	38-104	March 2016	June 2037	AA+/Aa1
M-2	$23,800,000	Subordinate	Fixed	5.76	37-104	March 2016	June 2037	AA/Aa2
M-3	$14,025,000	Subordinate	Fixed	5.76	37-104	March 2016	June 2037	AA/Aa3
M-4	$13,175,000	Subordinate	Fixed	5.76	37-104	March 2016	June 2037	A+/A1
M-5	$11,475,000	Subordinate	Fixed	5.76	37-104	March 2016	June 2037	A/A2
M-6	$9,775,000	Subordinate	Fixed	5.76	37-104	March 2016	June 2037	A-/A3
M-7	$9,775,000	Subordinate	Fixed	5.76	37-104	March 2016	June 2037	BBB+/Baa1
M-8	$7,225,000	Subordinate	Fixed	5.76	37-104	March 2016	June 2037	BBB/Baa2
M-9	$8,500,000	Subordinate	Fixed	5.76	37-104	March 2016	June 2037	BBB-/Baa3
Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)	Note sizes are subject to a variance of +/- 10%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed.
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Structure Overview - Offered Notes

To Maturity
Offered Notes

Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
AV-1	$22,965,000	Senior / Sequential	Floating	0.89	1-22	May 2009	June 2037	AAA/Aaa
AV-2	$15,631,000	Senior / Sequential	Floating	3.00	22-53	December 2011	June 2037	AAA/Aaa
AV-3	$11,404,000	Senior / Sequential	Floating	7.38	53-224	March 2026	June 2037	AAA/Aaa
AF-1	$263,200,000	Senior / Sequential	Fixed	1.00	1-21	April 2009	June 2037	AAA/Aaa
AF-2	$53,300,000	Senior / Sequential	Fixed	2.00	21-26	September 2009	June 2037	AAA/Aaa
AF-3	$153,200,000	Senior / Sequential	Fixed	3.00	26-52	November 2011	June 2037	AAA/Aaa
AF-4	$42,400,000	Senior / Sequential	Fixed	5.00	52-69	April 2013	June 2037	AAA/Aaa
AF-5	$74,975,000	Senior / Sequential	Fixed	9.93	69-224	March 2026	June 2037	AAA/Aaa
AF-6	$51,000,000	Senior / NAS	Fixed	6.73	38-222	January 2026	June 2037	AAA/Aaa
M-1	$32,725,000	Subordinate	Fixed	6.35	38-187	February 2023	June 2037	AA+/Aa1
M-2	$23,800,000	Subordinate	Fixed	6.32	37-178	May 2022	June 2037	AA/Aa2
M-3	$14,025,000	Subordinate	Fixed	6.30	37-170	September 2021	June 2037	AA/Aa3
M-4	$13,175,000	Subordinate	Fixed	6.27	37-164	March 2021	June 2037	A+/A1
M-5	$11,475,000	Subordinate	Fixed	6.24	37-158	September 2020	June 2037	A/A2
M-6	$9,775,000	Subordinate	Fixed	6.21	37-151	February 2020	June 2037	A-/A3
M-7	$9,775,000	Subordinate	Fixed	6.17	37-145	August 2019	June 2037	BBB+/Baa1
M-8	$7,225,000	Subordinate	Fixed	6.11	37-137	December 2018	June 2037	BBB/Baa2
M-9	$8,500,000	Subordinate	Fixed	6.04	37-130	May 2018	June 2037	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)	Note sizes are subject to a variance of +/- 10%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Transaction Summary
Transaction:	Renaissance Home Equity Loan Asset-Backed Notes, Series 2007-2.
Offered Notes:
The “Class A Notes” or “Senior Notes” will consist of the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes. The “Subordinate Notes” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Notes. The Senior Notes and the Subordinate Notes are collectively referred to herein as the “Offered Notes.”

Group I Notes:	The “Group I Notes” will consist of the Class AV-1, Class AV-2 and Class AV-3 Notes.
Group II Notes:	The “Group II Notes” will consist of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes.
Floating Rate Notes:	The “Floating Rate Notes” will consist of the Group I Notes.
Fixed Rate Notes:	The “Fixed Rate Notes” will consist of the Group II Notes and Subordinate Notes.
Issuer:	Renaissance Home Equity Loan Trust 2007-2.
Originator:	Delta Funding Corporation.
Seller:	Renaissance REIT Investment Corp.
Servicer:	Ocwen Loan Servicing, LLC.
Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.
Indenture Trustee:	HSBC Bank USA, National Association.
Swap Counterparty:	[TBD]
Servicing Fee:
With respect to each Payment Date, the Servicer will be entitled to a fee equal to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans (the “Servicing Fee”), plus any reimbursable amounts.

Master Servicing Fee:
With respect to each Payment Date, the Master Servicer will be entitled to a fee equal to 1/12 of 0.013% of the aggregate principal balance of the Mortgage Loans (the “Master Servicing Fee”). The fees of the Indenture Trustee and the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. and Deutsche Bank Securities, Inc.
Co-Manager:	J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Banc of America Securities LLC.
Pricing Date:	Week of May 7, 2007.
Settlement Date:	On or about June 18, 2007.
Record Date:
For the Floating Rate Notes, the Business Day immediately preceding the Payment Date. For the Fixed Rate Notes, the last business day of the month preceding the month in which such Payment Date occurs.

Payment Date:	For the Offered Notes, the 25th of each month, or the next succeeding Business Day (First Payment Date: July 25, 2007).

Transaction Summary
Cut-Off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) June 1, 2007.
Interest Accrual Period:
The interest accrual period with respect to the Floating Rate Notes for a given Payment Date will be the period beginning on the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

The interest accrual period for the Fixed Rate Notes with respect to any Payment Date will be the calendar month preceding such Payment Date (based on a 360-day year consisting of twelve 30-day months).

Accrued Interest:

The Floating Rate Notes will settle with no accrued interest. The Fixed Rate Notes will settle with accrued interest. The price to be paid by investors for the Fixed Rate Notes will include accrued interest from June 1, 2007, up to, but not including, the Settlement Date.

Delay Days:	0 days on the Floating Rate Notes. 24 days on the Fixed Rate Notes.
Rating Agencies:	Standard and Poor’s Rating Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).
Expected Ratings:	It is anticipated that the Offered Notes will be rated as follows:

Class	S&P	Moody’s
AV-1	AAA	Aaa
AV-2	AAA	Aaa
AV-3	AAA	Aaa
AF-1	AAA	Aaa
AF-2	AAA	Aaa
AF-3	AAA	Aaa
AF-4	AAA	Aaa
AF-5	AAA	Aaa
AF-6	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

Transaction Summary
Initial and Additional Mortgage Loans:

As of June 1, 2007, the aggregate scheduled principal balance of the mortgage loans described herein will be approximately $703,164,067, consisting of approximately (i) $662,156,656 of fixed-rate Mortgage Loans (the “Initial Fixed-Rate Mortgage Loans”) and (ii) approximately $41,007,411 of adjustable-rate Mortgage Loans (the “Initial Adjustable-Rate Mortgage Loans,” and together with the Initial Fixed-Rate Mortgage Loans, the “Initial Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, approximately $146,835,933 of additional mortgage loans having similar characteristics to the Initial Mortgage Loans will be added to the trust, consisting of (i) approximately $137,843,344 of additional fixed-rate Mortgage Loans (the “Additional Fixed-Rate Mortgage Loans”) and (ii) approximately $8,992,589 of additional adjustable-rate Mortgage Loans (the “Additional Adjustable-Rate Mortgage Loans,” and together with the Additional Fixed-Rate Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Clearing:	DTC, Euroclear or Clearstream.
SMMEA Eligibility:	The Offered Notes will NOT constitute “mortgage related securities” for purposes of SMMEA.
ERISA Eligibility:	The Offered Notes are expected to be ERISA eligible, subject to the conditions set forth in the Prospectus Supplement.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof provided that the Offered Notes must be purchased in minimum denominations of $100,000 per class.
Tax Status:	It is anticipated that for federal income tax purposes the Offered Notes will be characterized as debt instruments.

Transaction Summary
Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee and (ii) the Master Servicing Fee.
Note Rate:
The monthly Note Rate for the Group I Notes on each Payment Date is the least of (i) the applicable formula rate, (ii) [14.00]% and (iii) the related Available Funds Rate.

The formula rate for the Floating Rate Notes will be 1-Month LIBOR plus a margin which will be set at pricing.

The monthly Note Rate for the Fixed Rate Notes will be the fixed rate determined at the time of pricing.

After the Optional Redemption Date, if the Seller fails to exercise its right to redeem the Notes, the coupons on any then outstanding Notes will increase according to the following:

Class	After Optional Redemption Date
Class AV-1	LIBOR + 2 * Initial Margin
Class AV-2	LIBOR + 2 * Initial Margin
Class AV-3	LIBOR + 2 * Initial Margin
Class AF-1	Initial Coupon + [0.50]%
Class AF-2	Initial Coupon + [0.50]%
Class AF-3	Initial Coupon + [0.50]%
Class AF-4	Initial Coupon + [0.50]%
Class AF-5	Initial Coupon + [0.50]%
Class AF-6	Initial Coupon + [0.50]%
Class M-1	Initial Coupon + [0.50]%
Class M-2	Initial Coupon + [0.50]%
Class M-3	Initial Coupon + [0.50]%
Class M-4	Initial Coupon + [0.50]%
Class M-5	Initial Coupon + [0.50]%
Class M-6	Initial Coupon + [0.50]%
Class M-7	Initial Coupon + [0.50]%
Class M-8	Initial Coupon + [0.50]%
Class M-9	Initial Coupon + [0.50]%

Group I Available Funds Rate:
As to any Payment Date and the Group I Notes, a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the product of (x) a fraction, expressed as a percentage, the numerator of which is the amount of interest received on the Group I Mortgage Loans during the related Due Period minus (i) the Servicing Fee and Master Servicing Fee with respect to each Group I Mortgage Loan and any other amounts reimbursable to the Seller, Depositor, Servicer, Master Servicer, Securities Administrator, Owner Trustee or Indenture Trustee and (ii) an amount equal to any net swap payment or swap termination payment, if any, payable by the Trust (other than swap termination payments resulting from a Swap Counterparty trigger event), and the denominator of which is the aggregate Note Balance of the Group I Notes immediately prior to such Payment Date, and (y) 12.

Transaction Summary
Basis Risk Shortfall Amount:

The “Basis Risk Shortfall Amount” for any Payment Date and applicable Class of Notes is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class without regard to the related Available Funds Rate over (b) the amount of interest accrued on such Class based on the related Available Funds Rate and (ii) the unpaid portion of any related Basis Risk Shortfall Amount from the prior Payment Date together with accrued interest at the related Note Rate (without regard to the Available Funds Rate). Any Basis Risk Shortfall Amount will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Credit Enhancement:
Credit Enhancement for the Notes will be provided by:

➢  Excess Interest
➢  Overcollateralization
➢  Subordination
Class A Notes are senior to the Subordinate Notes; Subordinate Notes with a higher numerical designation are subordinate to those Subordinate Notes with a lower numerical designation
➢  Net swap payments received from the Swap Counterparty (if any).

Credit Enhancement Percentages:
Class	Rating	Initial Credit Enhancement	Target Credit Enhancement
Class A	AAA/Aaa	19.05%	38.10%
Class M-1	AA+/Aa1	15.20%	30.40%
Class M-2	AA/Aa2	12.40%	24.80%
Class M-3	AA/Aa3	10.75%	21.50%
Class M-4	A+/A1	9.20%	18.40%
Class M-5	A/A2	7.85%	15.70%
Class M-6	A-/A3	6.70%	13.40%
Class M-7	BBB+/Baa1	5.55%	11.10%
Class M-8	BBB/Baa2	4.70%	9.40%
Class M-9	BBB-/Baa3	3.70%	7.40%

Transaction Summary
Senior Enhancement Percentage:

The “Senior Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate note balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Closing Date Mortgage Loans.

Excess Interest:
For each Payment Date, to the extent of funds available, the interest and principal received or advanced on the Mortgage Loans plus net swap payments received under the Swap Agreement, if any, minus the sum of (i) the Servicing Fee and the Master Servicing Fee paid in respect of the Mortgage Loans, (ii) the current and unpaid interest and principal on the Class A Notes and current interest and principal on the Subordinate Notes and (iii) net swap payments due the Swap Counterparty, if any and swap termination payments payable by the trust (other than Swap Termination Payments which result from a swap counterparty trigger event).

Overcollateralization Amount:
On any Payment Date, the “Overcollateralization Amount” will be the amount by which the aggregate principal balance of the Closing Date Mortgage Loans exceeds the aggregate note balance of the Offered Notes after giving effect to the payment of principal on that Payment Date. On any Payment Date on which the Overcollateralization Amount does not equal the Required Overcollateralization Amount, Excess Interest, to the extent available, will be paid as principal to the Noteholders then entitled to payments of principal to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

OC Floor:	Means an amount equal to 0.50% of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date.
Required Overcollateralization Amount:
On any Payment Date on which a Cumulative Loss Event or a Delinquency Event has not occurred, the Required Overcollateralization Amount is equal to:

(i)  prior to the Stepdown Date, 3.70% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date; or
(ii)  on or after the Stepdown Date, the greater of:

(a) the lesser of:
i.  3.70% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date; and
ii.  7.40% of the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period; or

(b) the OC Floor.

On any Payment Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (i) the Required Overcollateralization Amount as of the preceding Payment Date and (ii) 14.80% of the aggregate pool balance of the Mortgage Loans as of the end of the related Due Period. Under no circumstance shall the Required Overcollateralization Amount be less than the OC Floor.

Transaction Summary
Subordination Required Overcollateralization Amount:

On any Payment Date on or after the Stepdown Date on which a Delinquency Event is not in effect, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount determined without regard to the OC Floor minimum, otherwise, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount.

Delinquency Event:
A “Delinquency Event” shall have occurred and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that are (a) 60+ days delinquent (including those mortgage loans that are in bankruptcy or foreclosure) or (b) REO properties, as of the last day of the related prepayment period, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period exceeds (ii) [41.99]% of the Senior Enhancement Percentage.

Cumulative Loss Event:
A Cumulative Loss Event will be in effect if cumulative net losses as a percentage of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date exceed the applicable percentages below during the related period of time:

Payment Dates 25-36: [1.10]% for the first month plus an additional 1/12th of [1.40]% for each month thereafter.
Payment Dates 37-48: [2.50]% for the first month plus an additional 1/12th of [1.70]% for each month thereafter.
Payment Dates 49-60: [4.20]% for the first month plus an additional 1/12th of [1.20]% for each month thereafter.
Payment Dates 61-72: [5.60]% for the first month plus an additional 1/12th of [1.00]% for each month thereafter.
Payment Dates 73-84: [6.60]% for the first month plus an additional 1/12th of [0.30]% for each month thereafter.
Payment Dates 85
and Thereafter:     [6.90]%

Trigger Event:	The continuance of either a Delinquency Event or a Cumulative Loss Event.
Stepdown Date:
The earlier to occur of

(i) the first Payment Date after the Payment Date on which the aggregate note balance of the Class A Notes has been reduced to zero and
(ii) the later to occur of
(x) the Payment Date occurring in July 2010 and
(y) the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 38.10%.

Transaction Summary
Subordination Increase Amount:	As to any Payment Date, the lesser of the Subordination Deficiency and Excess Interest.
Subordination Deficiency:
As to any Payment Date, the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount after giving effect to the payment of principal from the Mortgage Loans (but prior to the payment of any Subordination Increase Amount).

Excess Overcollateralization Amount:
As to any Payment Date, the lesser of (i) the principal payments received on the Mortgage Loans and (ii) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount (assuming 100% of the principal payments received on the Mortgage Loans are paid to the Offered Notes).

Delinquency Advances:
For any month, if the Servicer receives a payment on a Mortgage Loan that is less than the full scheduled payment, or if no payment is received at all, the Servicer will advance its own funds to cover that shortfall. However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Servicing Advances:

The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (a) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of that Mortgage Loan, (b) the costs of any judicial proceedings, including foreclosures and (c) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Due Period:
With respect to each Payment Date, the period from and including the second day of the month preceding the month of the applicable Payment Date to and including the first day of the month of that Payment Date.

Prepayment Period:
As to any Payment Date and any principal prepayment in full received on a mortgage loan, the period from the 16th day of the calendar month preceding the month in which that Payment Date occurs (or in the case of the first Payment Date, from the Cut-off Date) through the 15th day of the month in which that Payment Date occurs. As to any Payment Date and any principal prepayment in part received on a mortgage loan, the calendar month preceding that Payment Date.

Compensating Interest:
With respect to any Payment Date, the Servicer is obligated to offset any Prepayment Interest Shortfalls with Compensating Interest to the extent of its aggregate Servicing Fee. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer.

Prepayment Interest Shortfalls:	With respect to any Payment Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the related Prepayment Period.
Allocation of Losses:
Losses not covered by other available credit enhancement will be allocated to the Subordinate Notes in the reverse order of payment priority, first, to the Class M-9 Notes, second, to the Class M-8 Notes, third, to the Class M-7 Notes, fourth, to the Class M-6 Notes, fifth, to the Class M-5 Notes, sixth, to the Class M-4 Notes, seventh, to the Class M-3 Notes, eighth, to the Class M-2 Notes and ninth, to the Class M-1 Notes.

Transaction Summary
Swap Agreement:
On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date from the second Distribution Date through the 36th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to the product of (x) [5.05]% divided by 12 (except for the first period which assumes 37 days) and, (y) the swap notional amount, and the Trust will be entitled to receive from the Swap Counterparty an amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the swap agreement), (y) the swap notional amount , and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to noteholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be used according to the priorities set forth under Priority of Payments.

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to noteholders.

Swap Schedule
Distribution Date	Scheduled Notional Swap Balance ($)	Distribution Date	Scheduled Notional Swap Balance ($)
1	$0	20	$20,878,813.92
2	$47,755,846.15	21	$19,939,929.68
3	$45,612,219.17	22	$19,017,006.71
4	$43,564,623.22	23	$13,633,502.79
5	$41,608,763.21	24	$13,020,233.87
6	$39,740,535.93	25	$11,523,627.26
7	$37,956,021.46	26	$11,005,142.50
8	$36,251,474.96	27	$10,509,929.72
9	$34,623,318.89	28	$10,036,946.42
10	$33,068,135.57	29	$9,585,196.71
11	$31,582,659.97	30	$9,153,729.28
12	$30,163,772.96	31	$8,741,635.35
13	$28,808,494.80	32	$8,348,046.79
14	$27,513,978.87	33	$7,972,134.31
15	$26,277,505.78	34	$7,446,800.22
16	$25,096,477.65	35	$1,319,434.30
17	$23,968,412.73	36	$1,249,021.87
18	$22,890,940.18	37	$0
19	$21,861,795.12

Transaction Summary
Priority of Payments:

On each Payment Date, amounts in the payment account (excluding prepayment charges) will be paid as follows:

1.  To pay the Swap Counterparty any net swap payment owed to the Swap Counterparty, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement.

2.  To pay interest on the Class A Notes on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Payment Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued Interest Carryover Shortfall Amounts from prior Payment Dates, to pay interest to the Subordinate Notes, sequentially.

3.  To the Class A Notes, as described below, an amount up to the Senior Principal Payment Amount for the Payment Date, excluding any Subordination Increase Amount included in that amount.

4.  To the Subordinate Notes, to pay the respective Class M Principal Payment Amount, excluding any Subordination Increase Amount, sequentially, until each such class is reduced to zero.

5.  From Excess Interest, if any, to the Offered Notes, the Subordination Increase Amount for the applicable Payment Date, allocated in the order of priority set forth in clauses 3 and 4 above.

6.  From Excess Interest, if any, to pay the Interest Carryover Shortfall Amounts and Principal Carryover Shortfall Amounts, in that order, on the Subordinate Notes, sequentially.

7.  From Excess Interest, if any, to pay interest accrued on any Principal Carryover Shortfall Amounts sequentially to the Subordinate Notes.

8.  From Excess Interest, if any, to pay the Basis Risk Shortfall Amounts to the Group I Notes, on a pro rata basis.

9.  To the Class N Notes in accordance with the Indenture.

10.  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

11.  To the Owner Trust Certificates, any remaining amount.

Transaction Summary
Interest Carryover Shortfall:

As to any Class of Notes the sum of (i) the excess, if any, of the sum of (x) the interest accrued at the related Note Rate and (y) any outstanding Interest Carryover Shortfall with respect to that Class on the preceding Payment Date, over the amount in respect of interest that is actually paid to holders of such Class on the preceding Payment Date plus (ii) interest on such excess at the applicable Note Rate.

Principal Carryover Shortfall:
As to any class of Subordinate Notes and any Payment Date, the excess, if any, of (i) the sum of (x) the amount of reduction in the Class Note Balance of that class and (y) the amount of any reductions on prior Payment Dates over (ii) the amount paid on prior Payment Dates in respect of the reductions contemplated by clause (i) allocated to that Class of Notes on prior Payment Dates.

Aggregate Principal Amount:	Means, as to any Payment Date, the sum of the Basic Principal Amounts for each mortgage loan group.
Basic Principal Amount:
As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in each mortgage loan group: (1) each payment of principal on a mortgage loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal, any recoveries and all full and partial principal prepayments received by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Payment Date; (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

Principal Payment Amount:
Means, with respect to any Payment Date, the lesser of (1) the aggregate class note balances of the Offered Notes immediately preceding that Payment Date and (2) the sum of (x) the Aggregate Principal Amount for that Payment Date minus the Excess Overcollateralization Amount, if any, for that Payment Date and (y) the Subordination Increase Amount, if any, for that Payment Date.

Senior Principal Payment Amount:
Means, with respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Payment Amount and (2) the aggregate class note balances of the Senior Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate balance of the Senior Notes immediately prior to that Payment Date over (y) the lesser of (A) 69.30% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Group I Parity Amount:
Means, with respect to any Payment Date, the greater of (i) zero and (ii) the excess, if any, of (x) the Class Note Balance of the Group I Notes, immediately prior to that Payment Date over (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period.

Transaction Summary
Group I Principal Payment Amount:

Means, with respect to any Payment Date, the lesser of (A) the greatest of (1) the product of (x) the Senior Principal Payment Amount for that Payment Date and (y) a fraction, the numerator of which is the excess of (i) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period, and the denominator of which is the excess of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, (2) the Group I Parity Amount and (3) the excess of (i) the Senior Principal Payment Amount for that Payment Date over (ii) the aggregate note balance of the Group II Notes immediately prior to that Payment Date and (B) the aggregate balance of the Group I Notes immediately prior to that Payment Date.

With respect to the Group I Notes, all principal payments will be paid sequentially as follows:

1. To the Class AV-1 Notes, until the Note Balance has been reduced to zero.

2. To the Class AV-2 Notes, until the Note Balance has been reduced to zero.
3. To the Class AV-3 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group I Notes on a pro-rata basis.

Group II Principal Payment Amount:	Means, with respect to any Payment Date, the excess of (1) the Senior Principal Payment Amount for that Payment Date over (2) the Group I Principal Payment Amount for the Payment Date

With respect to the Group II Notes, all principal payments will be paid sequentially as follows:

1. To the Class AF-6 Notes, an amount equal to Class AF-6 Lockout Payment Amount.

2. To the Class AF-1 Notes, until the Note Balance has been reduced to zero

3. To the Class AF-2 Notes, until the Note Balance has been reduced to zero.

4. To the Class AF-3 Notes, until the Note Balance has been reduced to zero.

5. To the Class AF-4 Notes, until the Note Balance has been reduced to zero.

6. To the Class AF-5 Notes, until the Note Balance has been reduced to zero.

7. To the Class AF-6 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group II Notes on a pro-rata basis.

Class AF-6 Calculation Percentage:

For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Class Note Balance of the Class AF-6 Notes and the denominator of which is the aggregate Note Balance of the Group II Notes, in each case before giving effect to payments of principal on that Payment Date.

Class AF-6 Lockout Payment Amount:

For any Payment Date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Payment Date, (2) the Class AF-6 Calculation Percentage for that Payment Date and (3) the Group II Principal Payment Amount for that Payment Date but in no event will the Class AF-6 Lockout Payment Amount exceed (a) the outstanding class note balance of the Class AF-6 Notes, or (b) the Group II Principal Payment Amount for that Payment Date.

Class AF-6 Lockout Percentage:	For each Payment Date will be as follows:

Payment Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Transaction Summary
Class M-1 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date, and
(ii)  the note balance of the Class M-1 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  77.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-2 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A and Class M-1 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A or Class M-1 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date, and
(iii)  the note balance of the Class M-2 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  82.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-3 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1 and Class M-2 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1 or Class M-2 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  85.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-4 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2 and Class M-3 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2 or Class M-3 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  89.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-5 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3 or Class M-4 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  91.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-6 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4 or Class M-5 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  94.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-7 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  96.30% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-8 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;
(ix)  the note balance of the Class M-8 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  98.00% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-9 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 or Class M-8 Notes are outstanding and a Delinquency Event is not in effect, the excess of:
(a) the sum of:
(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable Payment Date,
(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,
(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,
(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,
(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,
(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;
(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;
(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;
(ix)  the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;
(x)  the note balance of the Class M-9 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:
(i)  the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Optional Redemption:

The terms of the transaction allow for redemption of the Offered Notes, which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date.

Group I Available Funds Rate
Assumptions to Optional Termination

Period	NWC (1) (%)	NWC (1) (2) (%)	Period	NWC (1) (%)	NWC (1) (2) (%)	Period	NWC (1) (%)	NWC (1) (2) (%)
1	N/A	N/A	36	11.53	12.54	71	15.71	15.71
2	8.45	23.30	37	12.35	12.35	72	15.21	15.21
3	8.45	23.03	38	11.95	11.95	73	15.71	15.71
4	8.73	22.90	39	11.95	11.95	74	15.21	15.21
5	8.45	22.51	40	12.36	12.36	75	15.21	15.21
6	8.73	22.40	41	12.74	12.74	76	15.71	15.71
7	8.45	22.02	42	13.17	13.17	77	15.21	15.21
8	8.45	21.77	43	12.92	12.92	78	15.71	15.71
9	9.04	21.83	44	12.92	12.92	79	15.21	15.21
10	8.45	21.30	45	14.30	14.30	80	15.21	15.21
11	8.73	21.22	46	12.93	12.93	81	16.84	16.84
12	8.45	20.85	47	14.16	14.16	82	15.21	15.21
13	8.73	20.78	48	13.71	13.71	83	15.71	15.71
14	8.45	20.41	49	14.34	14.34	84	15.21	15.21
15	8.45	20.20	50	13.88	13.88	85	15.71	15.71
16	8.73	20.14	51	13.88	13.88	86	15.21	15.21
17	8.45	19.78	52	14.36	14.36	87	15.21	15.21
18	8.73	19.74	53	14.43	14.43	88	15.71	15.71
19	8.45	19.38	54	14.91	14.91	89	15.21	15.21
20	8.45	19.18	55	14.55	14.55	90	15.71	15.71
21	9.36	19.53	56	14.55	14.55	91	15.21	15.21
22	8.46	18.79	57	15.55	15.55	92	15.21	15.21
23	9.49	17.03	58	14.56	14.56	93	16.84	16.84
24	9.18	16.66	59	15.59	15.59	94	15.21	15.21
25	9.65	16.39	60	15.09	15.09	95	15.71	15.71
26	9.34	16.03	61	15.71	15.71	96	15.21	15.21
27	9.34	15.91	62	15.21	15.21	97	15.71	15.71
28	9.65	16.04	63	15.21	15.21	98	15.21	15.21
29	9.58	15.92	64	15.71	15.71	99	15.21	15.21
30	9.90	16.06	65	15.21	15.21	100	15.71	15.71
31	9.64	15.75	66	15.71	15.71	101	15.21	15.21
32	9.64	15.64	67	15.21	15.21	102	15.71	15.71
33	10.67	16.36	68	15.21	15.21	103	15.21	15.21
34	9.68	15.34	69	16.84	16.84	104	15.21	15.21
35	11.91	12.93	70	15.21	15.21

(1)	Assumes 1m LIBOR and 6m LIBOR increases instantaneously to 20.00% and the cash flows are run to the Optional Termination at the pricing speed.
(2)	Includes swap money paid by the Swap Provider or owed to the Swap Provider.

EXCESS SPREAD (1,2,3)

Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	EXCESS SPREAD @ STATIC (%)(3)	EXCESS SPREAD @ FWDS (%)	Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	EXCESS SPREAD @ STATIC (%)(3)	EXCESS SPREAD @ FWDS (%)
1	5.32000	5.35300	2.50	2.50	53	5.07100	5.14500	2.66	2.66
2	5.35200	5.32500	2.59	2.59	54	5.08000	5.15100	2.67	2.67
3	5.31700	5.28700	2.59	2.59	55	5.08900	5.15600	2.66	2.66
4	5.29400	5.24800	2.59	2.59	56	5.09500	5.16100	2.66	2.66
5	5.25400	5.20500	2.59	2.59	57	5.10000	5.16600	2.67	2.67
6	5.20900	5.16100	2.59	2.59	58	5.10400	5.17100	2.65	2.65
7	5.17100	5.11600	2.59	2.59	59	5.10600	5.17700	2.66	2.66
8	5.13000	5.06600	2.60	2.60	60	5.11000	5.18400	2.65	2.65
9	5.08700	5.01300	2.60	2.60	61	5.11700	5.19100	2.66	2.66
10	5.04200	4.95800	2.60	2.61	62	5.12500	5.19800	2.65	2.65
11	4.99500	4.90200	2.61	2.61	63	5.13200	5.20400	2.65	2.65
12	4.94000	4.84600	2.61	2.61	64	5.13800	5.21000	2.65	2.65
13	4.87900	4.79300	2.62	2.62	65	5.14500	5.21700	2.65	2.65
14	4.82000	4.74700	2.62	2.62	66	5.15100	5.22200	2.65	2.65
15	4.76300	4.70700	2.62	2.63	67	5.15700	5.22800	2.64	2.64
16	4.71200	4.67700	2.63	2.64	68	5.16300	5.23300	2.64	2.64
17	4.66700	4.65800	2.63	2.64	69	5.16900	5.23900	2.66	2.66
18	4.63100	4.65100	2.64	2.65	70	5.17400	5.24500	2.64	2.64
19	4.60400	4.65600	2.64	2.65	71	5.17900	5.25000	2.65	2.65
20	4.58900	4.67100	2.64	2.65	72	5.18400	5.25600	2.64	2.64
21	4.58600	4.69400	2.66	2.67	73	5.19000	5.26200	2.65	2.65
22	4.59900	4.72200	2.65	2.66	74	5.19600	5.26800	2.64	2.64
23	4.62700	4.75300	2.67	2.68	75	5.20100	5.27400	2.64	2.64
24	4.66200	4.78400	2.66	2.67	76	5.20700	5.28000	2.64	2.65
25	4.69300	4.81200	2.67	2.68	77	5.21300	5.28600	2.64	2.64
26	4.72300	4.83800	2.67	2.67	78	5.21900	5.29200	2.64	2.65
27	4.75300	4.86000	2.67	2.67	79	5.22500	5.29800	2.64	2.64
28	4.78100	4.87800	2.67	2.68	80	5.23100	5.30400	2.64	2.64
29	4.80600	4.89200	2.67	2.68	81	5.23700	5.31100	2.66	2.66
30	4.82700	4.89900	2.68	2.68	82	5.24300	5.31700	2.64	2.64
31	4.84400	4.90300	2.67	2.68	83	5.24900	5.32300	2.64	2.64
32	4.85500	4.90800	2.67	2.68	84	5.25500	5.32900	2.64	2.64
33	4.86000	4.91600	2.69	2.70	85	5.26100	5.33500	2.64	2.64
34	4.85800	4.92700	2.68	2.68	86	5.26700	5.34100	2.63	2.63
35	4.84700	4.94100	2.71	2.71	87	5.27300	5.34700	2.63	2.63
36	4.85200	4.96000	2.70	2.71	88	5.27900	5.35400	2.63	2.64
37	4.87700	4.98100	2.72	2.72	89	5.28500	5.36000	2.63	2.63
38	4.90000	5.00100	2.70	2.70	90	5.29100	5.36600	2.63	2.63
39	4.92200	5.01700	2.70	2.70	91	5.29700	5.37300	2.62	2.62
40	4.94300	5.03100	2.70	2.70	92	5.30300	5.38000	2.62	2.62
41	4.96100	5.04200	2.69	2.69	93	5.30900	5.38700	2.64	2.64
42	4.97600	5.05000	2.70	2.70	94	5.31600	5.39400	2.62	2.62
43	4.98900	5.05500	2.69	2.69	95	5.32200	5.40100	2.62	2.62
44	4.99900	5.06100	2.68	2.68	96	5.32900	5.40800	2.61	2.61
45	5.00500	5.06700	2.71	2.70	97	5.33700	5.41400	2.62	2.62
46	5.00700	5.07500	2.68	2.68	98	5.34400	5.42100	2.61	2.61
47	5.00400	5.08400	2.68	2.69	99	5.35100	5.42600	2.61	2.61
48	5.00900	5.09600	2.67	2.67	100	5.35700	5.43100	2.61	2.61
49	5.02300	5.10800	2.68	2.68	101	5.36300	5.43600	2.60	2.61
50	5.03700	5.11900	2.67	2.67	102	5.36800	5.44000	2.61	2.61
51	5.04900	5.12900	2.66	2.66	103	5.37300	5.44300	2.60	2.60
52	5.06100	5.13800	2.67	2.67	104	5.37700	5.44600	2.60	2.60

(1)	Assumes the Pricing Prepayment Speed
(2)
Calculated as (a) interest collections on the collateral (net of the trustee fees and servicing fees), less total interest on the Offered Notes, and net swap payments paid to or received by the Swap Providers, divided by (b) collateral balance as of the beginning period.

(3)	Assumes1-Month LIBOR = 5.32000%; 6-Month LIBOR = 5.35300%.

WEIGHTED AVERAGE LIFE TABLES

Class AV-1 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	1.81	0.89	0.56	0.40
Principal Window	1	1	1	1
Principal Window End	47	22	14	9

Class AV-1 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	1.81	0.89	0.56	0.40
Principal Window	1	1	1	1
Principal Window End	47	22	14	9

Class AV-2 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.27	3.00	1.85	1.25
Principal Window	47	22	14	9
Principal Window End	112	53	33	22

Class AV-2 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.27	3.00	1.85	1.25
Principal Window	47	22	14	9
Principal Window End	112	53	33	22

Class AV-3 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	13.40	6.71	4.47	2.56
Principal Window	112	53	33	22
Principal Window End	195	104	67	35

Class AV-3 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	14.72	7.38	4.83	2.56
Principal Window	112	53	33	22
Principal Window End	336	224	148	35

WEIGHTED AVERAGE LIFE TABLES

Class AF-1 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	1.73	1.00	0.74	0.61
Principal Window	1	1	1	1
Principal Window End	40	21	15	12

Class AF-1 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	1.73	1.00	0.74	0.61
Principal Window	1	1	1	1
Principal Window End	40	21	15	12

Class AF-2 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	3.79	2.00	1.39	1.08
Principal Window	40	21	15	12
Principal Window End	50	26	18	14

Class AF-2 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	3.79	2.00	1.39	1.08
Principal Window	40	21	15	12
Principal Window End	50	26	18	14

Class AF-3 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.33	3.00	1.92	1.45
Principal Window	50	26	18	14
Principal Window End	123	52	28	21

Class AF-3 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.33	3.00	1.92	1.45
Principal Window	50	26	18	14
Principal Window End	123	52	28	21

WEIGHTED AVERAGE LIFE TABLES

Class AF-4 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.79	5.00	2.55	1.88
Principal Window	123	52	28	21
Principal Window End	162	69	32	24

Class AF-4 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.79	5.00	2.55	1.88
Principal Window	123	52	28	21
Principal Window End	162	69	32	24

Class AF-5 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	15.76	7.91	3.91	2.22
Principal Window	162	69	32	24
Principal Window End	195	104	67	29

Class AF-5 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	18.78	9.93	4.40	2.22
Principal Window	162	69	32	24
Principal Window End	335	224	147	29

Class AF-6 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	7.82	6.58	5.45	2.68
Principal Window	37	38	52	29
Principal Window End	195	104	67	35

Class AF-6 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	7.84	6.73	6.78	2.68
Principal Window	37	38	52	29
Principal Window End	333	222	145	35

WEIGHTED AVERAGE LIFE TABLES

Class M-1 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.00	5.76	4.48	3.87
Principal Window	66	38	46	35
Principal Window End	195	104	67	47

Class M-1 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.89	6.35	4.86	6.12
Principal Window	66	38	46	35
Principal Window End	309	187	122	104

Class M-2 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.00	5.76	4.30	3.94
Principal Window	66	37	43	47
Principal Window End	195	104	67	47

Class M-2 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.86	6.32	4.67	4.75
Principal Window	66	37	43	51
Principal Window End	300	178	116	82

Class M-3 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.00	5.76	4.22	3.94
Principal Window	66	37	42	47
Principal Window End	195	104	67	47

Class M-3 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.84	6.30	4.57	4.31
Principal Window	66	37	42	47
Principal Window End	291	170	110	78

WEIGHTED AVERAGE LIFE TABLES

Class M-4 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.00	5.76	4.17	3.85
Principal Window	66	37	41	44
Principal Window End	195	104	67	47

Class M-4 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.81	6.27	4.51	4.10
Principal Window	66	37	41	44
Principal Window End	284	164	106	75

Class M-5 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.00	5.76	4.13	3.71
Principal Window	66	37	40	43
Principal Window End	195	104	67	47

Class M-5 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.77	6.24	4.45	3.94
Principal Window	66	37	40	43
Principal Window End	277	158	102	72

Class M-6 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.00	5.76	4.11	3.60
Principal Window	66	37	39	41
Principal Window End	195	104	67	47

Class M-6 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.73	6.21	4.40	3.82
Principal Window	66	37	39	41
Principal Window End	268	151	98	69

WEIGHTED AVERAGE LIFE TABLES

Class M-7 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.00	5.76	4.07	3.53
Principal Window	66	37	39	40
Principal Window End	195	104	67	47

Class M-7 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.66	6.17	4.34	3.72
Principal Window	66	37	39	40
Principal Window End	260	145	94	66

Class M-8 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.00	5.76	4.07	3.47
Principal Window	66	37	38	39
Principal Window End	195	104	67	47

Class M-8 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.58	6.11	4.30	3.64
Principal Window	66	37	38	39
Principal Window End	248	137	89	63

Class M-9 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.00	5.76	4.04	3.42
Principal Window	66	37	38	38
Principal Window End	195	104	67	47

Class M-9 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.47	6.04	4.22	3.56
Principal Window	66	37	38	38
Principal Window End	238	130	84	59

BREAK-EVEN ANALYSIS

Class	M-1	M-2	M-3	M-4	M-5
Rating (S/M)	AA+/Aa1	AA/Aa2	AA/Aa3	A+/A1	A/A2

Loss Severity	30%	30%	30%	30%	30%
Default	31.15 CDR	24.10 CDR	20.60 CDR	17.62 CDR	15.25 CDR
WAL (yrs)	6.98	5.98	5.84	5.78	5.74
Collateral Loss	18.35%	16.00%	14.59%	13.24%	12.04%

Loss Severity	40%	40%	40%	40%	40%
Default	20.13 CDR	16.20 CDR	14.13 CDR	12.30 CDR	10.78 CDR
WAL (yrs)	8.70	7.04	6.70	6.48	6.34
Collateral Loss	19.19%	16.72%	15.24%	13.83%	12.55%

Loss Severity	50%	50%	50%	50%	50%
Default	14.86 CDR	12.20 CDR	10.75 CDR	9.44 CDR	8.34 CDR
WAL (yrs)	9.79	7.71	7.25	6.94	6.72
Collateral Loss	19.72%	17.18%	15.66%	14.19%	12.88%

Class	M-6	M-7	M-8	M-9
Rating (S/M/F)	A-/A3	BBB+/Baa1	BBB/Baa2	BBB-/Baa3

Loss Severity	30%	30%	30%	30%
Default	13.40 CDR	11.78 CDR	10.76 CDR	9.87 CDR
WAL (yrs)	5.72	5.70	5.68	5.65
Collateral Loss	11.02%	10.05%	9.40%	8.81%

Loss Severity	40%	40%	40%	40%
Default	9.59 CDR	8.52 CDR	7.84 CDR	7.25 CDR
WAL (yrs)	6.24	6.15	6.08	6.02
Collateral Loss	11.49%	10.48%	9.81%	9.21%

Loss Severity	50%	50%	50%	50%
Default	7.46 CDR	6.67 CDR	6.17 CDR	5.74 CDR
WAL (yrs)	6.57	6.43	6.33	6.25
Collateral Loss	11.78%	10.75%	10.08%	9.49%

Assumptions:
1) Run at the Pricing Speed to Maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR that creates the first dollar of principal loss on the related bond
6) Defaults are in addition to prepayments
7) P&I Advanced

 DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS
As of June 1, 2007

		Minimum	Maximum
Scheduled Principal Balance	$703,164,067	$14,004	$999,673
Average Scheduled Principal Balance	$179,059
Number of Mortgage Loans	3,927

Weighted Average Gross Coupon	8.738%	5.940%	14.740%
Weighted Average FICO Score	619	407	887
Weighted Average Combined Original LTV	77.24%	11.11%	100.00%

Weighted Average Original Term	344 months	60 months	360 months
Weighted Average Stated Remaining Term	342 months	58 months	359 months
Weighted Average Seasoning	2 months	0 months	6 months

Weighted Average Gross Margin	5.090%	1.940%	7.890%
Weighted Average Minimum Interest Rate	9.223%	5.990%	12.140%
Weighted Average Maximum Interest Rate	16.223%	12.990%	19.140%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	21 months	35 months

Maturity Date		Apr 1 2012	May 1 2037
Maximum Zip Code Concentration	1.19%	11236

ARM	5.83%	Cash Out Refinance	53.77%
Fixed Rate	94.17%	Debt Consolidation	32.90%
		Purchase	4.08%
2/28 ARMS	1.78%	Rate/Term Refinance	9.25%
3/27 ARMS	4.05%
Fixed Rate	49.28%	Condominium	2.71%
Stepped Fixed Rate	44.89%	Five-Eight Family	0.35%
		Multi-Use	0.67%
Not Interest Only	100.00%	Single Family	81.25%
		Two-Four Family	15.02%
No Prepay Penalty	32.09%
Prepay Penalty: 12 months	27.35%	Non-owner	5.08%
Prepay Penalty: 18 months	0.03%	Primary	94.92%
Prepay Penalty: 24 months	1.68%
Prepay Penalty: 30 months	1.06%	Top 5 States:
Prepay Penalty: 36 months	37.79%	New York	26.03%
		Florida	11.01%
First Lien	98.08%	New Jersey	7.77%
Second Lien	1.92%	Illinois	6.93%
		Maryland	5.56%
Full	61.90%
Limited	9.69%
No Income Verification	22.61%
Stated Income	5.81%

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	147	18,783,226.28	2.67%	8.923	337	70.81	616
20.01 -25.00	169	22,573,912.53	3.21%	8.702	329	72.20	623
25.01 -30.00	323	47,647,766.51	6.78%	8.767	333	74.83	626
30.01 -35.00	397	64,063,191.19	9.11%	8.750	334	76.38	617
35.01 -40.00	523	89,606,064.15	12.74%	8.797	341	76.55	617
40.01 -45.00	705	134,879,896.15	19.18%	8.811	345	78.60	621
45.01 -50.00	1,002	190,095,660.31	27.03%	8.829	344	81.58	622
50.01 -55.00	657	134,917,776.51	19.19%	8.457	347	73.33	612
None	4	596,572.92	0.08%	9.503	358	55.91	564
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	138	6,634,922.85	0.94%	10.188	291	59.02	609
50,000.01 - 100,000.00	1,113	83,386,793.99	11.86%	9.625	318	70.09	607
100,000.01 - 150,000.00	865	106,752,873.38	15.18%	9.235	330	75.13	613
150,000.01 - 200,000.00	586	101,908,045.75	14.49%	8.923	339	76.10	615
200,000.01 - 250,000.00	362	81,157,805.90	11.54%	8.617	345	76.66	614
250,000.01 - 300,000.00	243	66,234,433.21	9.42%	8.654	350	77.66	615
300,000.01 - 350,000.00	187	61,092,943.62	8.69%	8.463	350	79.44	619
350,000.01 - 400,000.00	161	60,159,936.48	8.56%	8.458	355	80.28	626
400,000.01 - 450,000.00	102	43,414,773.13	6.17%	8.009	355	80.50	629
450,000.01 - 500,000.00	80	38,167,573.76	5.43%	7.965	357	83.21	639
500,000.01 - 550,000.00	29	15,219,109.34	2.16%	8.180	354	88.27	618
550,000.01 - 600,000.00	28	16,117,593.07	2.29%	8.045	358	88.45	650
600,000.01 - 650,000.00	14	8,695,270.65	1.24%	7.853	352	82.60	635
650,000.01 - 700,000.00	10	6,818,324.11	0.97%	7.757	358	76.86	653
700,000.01 - 750,000.00	3	2,193,777.00	0.31%	7.678	358	87.56	670
750,000.01 - 800,000.00	2	1,557,419.79	0.22%	7.390	358	81.65	655
800,000.01 - 850,000.00	1	825,468.45	0.12%	6.390	358	75.18	711
900,000.01 - 950,000.00	2	1,827,329.03	0.26%	6.619	269	67.97	626
950,000.01 - 1,000,000.00	1	999,673.04	0.14%	7.540	359	66.67	626
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	141	6,784,694.16	0.96%	10.170	292	59.24	608
50,000.01 - 100,000.00	1,111	83,336,981.09	11.85%	9.623	318	70.11	607
100,000.01 - 150,000.00	865	106,801,155.62	15.19%	9.233	330	75.09	613
150,000.01 - 200,000.00	588	102,359,187.72	14.56%	8.916	339	76.19	615
200,000.01 - 250,000.00	360	80,806,640.49	11.49%	8.622	345	76.64	613
250,000.01 - 300,000.00	243	66,285,933.88	9.43%	8.663	350	77.69	615
300,000.01 - 350,000.00	186	60,793,225.74	8.65%	8.458	350	79.34	619
350,000.01 - 400,000.00	161	60,159,936.48	8.56%	8.458	355	80.28	626
400,000.01 - 450,000.00	102	43,414,773.13	6.17%	8.009	355	80.50	629
450,000.01 - 500,000.00	80	38,167,573.76	5.43%	7.965	357	83.21	639
500,000.01 - 550,000.00	29	15,219,109.34	2.16%	8.180	354	88.27	618
550,000.01 - 600,000.00	28	16,117,593.07	2.29%	8.045	358	88.45	650
600,000.01 - 650,000.00	14	8,695,270.65	1.24%	7.853	352	82.60	635
650,000.01 - 700,000.00	10	6,818,324.11	0.97%	7.757	358	76.86	653
700,000.01 - 750,000.00	3	2,193,777.00	0.31%	7.678	358	87.56	670
750,000.01 - 800,000.00	2	1,557,419.79	0.22%	7.390	358	81.65	655
800,000.01 - 850,000.00	1	825,468.45	0.12%	6.390	358	75.18	711
900,000.01 - 950,000.00	2	1,827,329.03	0.26%	6.619	269	67.97	626
950,000.01 - 1,000,000.00	1	999,673.04	0.14%	7.540	359	66.67	626
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	19	5,183,188.44	0.74%	5.988	328	72.13	705
6.000 - 6.499	97	28,300,646.20	4.02%	6.325	341	72.40	686
6.500 - 6.999	204	53,024,219.08	7.54%	6.827	338	71.75	665
7.000 - 7.499	244	59,704,124.97	8.49%	7.320	338	76.79	648
7.500 - 7.999	462	94,542,943.82	13.45%	7.805	335	75.65	646
8.000 - 8.499	360	69,861,731.85	9.94%	8.296	342	76.27	626
8.500 - 8.999	540	104,576,860.40	14.87%	8.799	343	80.22	620
9.000 - 9.499	430	76,968,543.64	10.95%	9.289	346	79.50	600
9.500 - 9.999	579	94,011,180.28	13.37%	9.784	346	80.45	590
10.000 -10.499	379	52,244,768.06	7.43%	10.270	346	78.82	577
10.500 -10.999	266	32,756,149.38	4.66%	10.777	342	76.30	566
11.000 -11.499	164	15,401,727.14	2.19%	11.248	347	72.89	563
11.500 -11.999	108	10,380,463.86	1.48%	11.758	345	71.40	552
12.000 -12.499	44	3,842,835.41	0.55%	12.167	342	71.07	565
12.500 -12.999	21	1,540,202.30	0.22%	12.826	334	76.54	616
13.000 -13.499	4	347,088.40	0.05%	13.086	358	97.92	672
13.500 -13.999	3	206,455.37	0.03%	13.691	352	83.74	594
14.000 -14.499	2	174,512.59	0.02%	14.279	318	95.54	633
14.500 -14.999	1	96,425.36	0.01%	14.740	238	100.00	674
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	2	102,953.19	0.01%	10.134	58	68.51	619
61-120	63	5,245,028.80	0.75%	8.269	103	65.31	679
121-180	282	31,961,511.63	4.55%	8.376	168	71.60	649
181-240	117	13,004,937.07	1.85%	8.969	229	73.21	638
241-300	120	18,152,584.23	2.58%	8.572	279	75.94	659
301-360	3,343	634,697,051.63	90.26%	8.760	357	77.74	615
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	2	102,953.19	0.01%	10.134	58	68.51	619
61-120	63	5,245,028.80	0.75%	8.269	103	65.31	679
121-180	282	31,961,511.63	4.55%	8.376	168	71.60	649
181-240	117	13,004,937.07	1.85%	8.969	229	73.21	638
241-300	120	18,152,584.23	2.58%	8.572	279	75.94	659
301-360	3,343	634,697,051.63	90.26%	8.760	357	77.74	615
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	2	135,850.00	0.02%	8.538	166	73.42	590
1	1,278	216,688,096.87	30.82%	8.832	338	72.11	614
2	2,046	370,816,933.15	52.74%	8.719	343	77.67	620
3	589	113,272,436.26	16.11%	8.614	344	85.36	625
4	9	1,636,827.62	0.23%	8.804	337	91.17	616
5	2	425,093.93	0.06%	9.053	341	92.98	653
6	1	188,828.72	0.03%	10.290	258	100.00	616
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	164,503.81	0.40%	5.990	357	75.00	627
2.500 - 2.999	3	732,709.18	1.79%	6.936	358	71.02	662
3.000 - 3.499	4	1,544,456.00	3.77%	7.385	358	81.06	641
3.500 - 3.999	12	2,619,844.21	6.39%	7.851	358	68.40	621
4.000 - 4.499	16	4,579,762.32	11.17%	8.383	358	78.90	610
4.500 - 4.999	50	9,243,393.14	22.54%	8.868	358	77.90	602
5.000 - 5.499	53	9,608,122.85	23.43%	9.424	358	77.48	591
5.500 - 5.999	45	6,201,749.78	15.12%	9.945	358	77.27	555
6.000 - 6.499	33	3,803,899.07	9.28%	10.311	358	69.43	564
6.500 - 6.999	18	1,710,251.27	4.17%	11.202	358	65.63	531
7.000 - 7.499	4	348,500.94	0.85%	11.374	358	77.15	576
7.500 - 7.999	2	450,218.18	1.10%	11.622	358	75.75	517
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	164,503.81	0.40%	5.990	357	75.00	627
6.500 - 6.999	3	732,709.18	1.79%	6.936	358	71.02	662
7.000 - 7.499	3	1,441,807.84	3.52%	7.374	358	81.13	643
7.500 - 7.999	12	2,360,726.05	5.76%	7.786	358	71.23	618
8.000 - 8.499	13	3,677,935.98	8.97%	8.270	358	79.89	610
8.500 - 8.999	43	8,732,115.18	21.29%	8.764	358	78.23	612
9.000 - 9.499	50	8,842,938.97	21.56%	9.308	358	75.45	598
9.500 - 9.999	45	6,989,061.00	17.04%	9.765	358	79.47	556
10.000 -10.499	37	4,547,868.47	11.09%	10.237	358	71.02	553
10.500 -10.999	14	1,568,250.88	3.82%	10.726	358	65.79	539
11.000 -11.499	14	1,236,477.30	3.02%	11.266	358	68.21	544
11.500 -11.999	5	660,545.36	1.61%	11.622	358	72.53	528
12.000 -12.499	1	52,470.73	0.13%	12.140	358	70.00	611
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12.500 -12.999	1	164,503.81	0.40%	5.990	357	75.00	627
13.500 -13.999	3	732,709.18	1.79%	6.936	358	71.02	662
14.000 -14.499	3	1,441,807.84	3.52%	7.374	358	81.13	643
14.500 -14.999	12	2,360,726.05	5.76%	7.786	358	71.23	618
15.000 -15.499	13	3,677,935.98	8.97%	8.270	358	79.89	610
15.500 -15.999	43	8,732,115.18	21.29%	8.764	358	78.23	612
16.000 -16.499	50	8,842,938.97	21.56%	9.308	358	75.45	598
16.500 -16.999	45	6,989,061.00	17.04%	9.765	358	79.47	556
17.000 -17.499	37	4,547,868.47	11.09%	10.237	358	71.02	553
17.500 -17.999	14	1,568,250.88	3.82%	10.726	358	65.79	539
18.000 -18.499	14	1,236,477.30	3.02%	11.266	358	68.21	544
18.500 -18.999	5	660,545.36	1.61%	11.622	358	72.53	528
19.000 -19.499	1	52,470.73	0.13%	12.140	358	70.00	611
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	373	43,442,631.32	6.18%	8.716	321	39.37	608
50.00- 54.99	163	25,316,896.77	3.60%	8.383	338	52.72	621
55.00- 59.99	187	28,230,805.90	4.01%	8.746	337	57.63	597
60.00- 64.99	269	40,685,836.68	5.79%	8.748	340	62.16	603
65.00- 69.99	260	45,028,940.70	6.40%	8.528	337	66.99	610
70.00- 74.99	418	75,873,337.98	10.79%	8.609	344	71.69	607
75.00- 79.99	421	73,960,411.25	10.52%	8.544	343	76.56	617
80.00	488	89,007,251.35	12.66%	8.705	348	80.00	607
80.01- 84.99	126	26,153,857.70	3.72%	8.316	337	83.45	629
85.00- 89.99	317	66,332,091.58	9.43%	8.657	348	85.93	616
90.00- 94.99	368	76,171,310.10	10.83%	8.855	347	90.53	628
95.00- 99.99	203	45,371,113.70	6.45%	9.001	343	95.57	637
100.00	334	67,589,581.52	9.61%	9.348	341	100.00	656
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	238	35,695,786.01	5.08%	9.237	350	71.74	638
Primary	3,689	667,468,280.54	94.92%	8.711	341	77.54	618
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	124	19,075,257.39	2.71%	8.974	350	78.21	624
Five-Eight Family	9	2,430,200.18	0.35%	9.296	358	65.83	674
Multi-Use	21	4,697,622.09	0.67%	10.192	358	67.74	656
Single Family	3,408	571,336,133.88	81.25%	8.810	339	77.33	617
Two-Four Family	365	105,624,853.01	15.02%	8.224	354	77.27	628
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,125	378,077,544.34	53.77%	8.692	343	73.75	615
Debt Consolidation	1,220	231,340,963.17	32.90%	8.732	337	81.23	621
Purchase	172	28,701,642.88	4.08%	9.273	357	84.51	631
Rate/Term Refinance	410	65,043,916.16	9.25%	8.788	347	80.11	628
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	2,683	435,279,942.41	61.90%	8.649	337	76.79	617
Limited	338	68,102,136.36	9.69%	8.805	354	78.41	614
No Income Verification	702	158,959,788.18	22.61%	8.944	347	78.55	621
Stated Income	204	40,822,199.60	5.81%	8.769	354	74.94	635
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 ARMS	75	12,518,282.41	1.78%	9.225	358	76.53	581
3/27 ARMS	166	28,489,128.34	4.05%	9.222	358	75.58	593
Fixed Rate	2,277	346,509,727.31	49.28%	8.862	325	74.68	623
Stepped Fixed Rate	1,409	315,646,928.49	44.89%	8.539	358	80.23	618
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	17	2,359,991.55	0.34%	9.737	354	79.71	587
Arizona	73	13,078,068.33	1.86%	8.144	338	75.22	645
Arkansas	7	1,094,067.71	0.16%	9.880	358	90.24	614
California	74	17,844,837.01	2.54%	8.354	345	68.38	630
Colorado	22	3,844,732.91	0.55%	8.921	341	80.88	645
Connecticut	72	13,560,552.11	1.93%	8.988	353	77.14	607
Delaware	36	5,660,609.18	0.81%	8.675	330	81.03	651
Florida	436	77,430,923.78	11.01%	8.775	345	76.51	608
Georgia	141	19,082,495.87	2.71%	9.557	334	80.45	618
Idaho	2	374,602.10	0.05%	7.184	357	83.73	634
Illinois	270	48,744,653.67	6.93%	8.936	341	79.60	612
Indiana	11	982,795.79	0.14%	10.172	335	77.73	565
Kentucky	13	1,249,550.78	0.18%	8.847	351	89.26	659
Louisiana	35	3,783,017.95	0.54%	9.903	348	76.46	591
Maine	19	2,870,841.09	0.41%	8.823	355	70.61	632
Maryland	216	39,085,603.96	5.56%	8.795	343	74.77	614
Massachusetts	83	17,164,965.65	2.44%	8.932	349	75.55	605
Michigan	80	7,621,495.44	1.08%	9.757	346	79.91	607
Minnesota	29	3,446,981.92	0.49%	9.886	348	76.00	603
Missouri	56	6,643,572.09	0.94%	9.366	329	79.64	622
Nebraska	1	57,562.92	0.01%	11.490	358	90.00	575
Nevada	31	6,284,879.21	0.89%	7.717	335	74.09	611
New Hampshire	52	7,371,810.62	1.05%	8.742	326	72.04	607
New Jersey	245	54,659,266.88	7.77%	8.997	350	74.80	617
New Mexico	25	3,158,697.45	0.45%	9.315	316	79.60	632
New York	632	183,044,472.80	26.03%	8.073	351	76.91	626
North Carolina	170	21,522,544.19	3.06%	9.564	321	82.90	623
Ohio	131	15,471,724.62	2.20%	9.617	330	86.67	631
Oklahoma	18	1,632,697.37	0.23%	8.944	311	83.85	626
Oregon	19	4,198,728.54	0.60%	8.330	357	83.89	658
Pennsylvania	316	36,679,696.34	5.22%	8.979	335	77.79	608
Rhode Island	18	3,913,305.23	0.56%	9.636	342	77.93	609
South Carolina	97	12,074,531.03	1.72%	9.576	317	77.62	609
Tennessee	25	2,778,475.18	0.40%	9.273	322	87.41	632
Texas	105	11,687,663.34	1.66%	9.087	329	76.60	609
Utah	2	672,463.36	0.10%	9.677	358	95.95	638
Vermont	24	3,406,291.89	0.48%	8.920	291	73.60	658
Virginia	167	26,397,297.13	3.75%	8.909	334	76.32	617
Washington	49	9,616,512.02	1.37%	8.112	343	79.33	633
Wisconsin	89	10,336,248.51	1.47%	9.393	311	78.28	615
Wyoming	19	2,274,839.03	0.32%	8.402	288	72.88	634
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Prepay Penalty	1,385	225,675,604.55	32.09%	9.215	340	77.20	611
Prepay Penalty: 12 months	706	192,320,759.85	27.35%	8.181	351	77.29	623
Prepay Penalty: 18 months	1	199,903.19	0.03%	8.540	358	90.00	663
Prepay Penalty: 24 months	84	11,783,703.34	1.68%	9.308	349	74.37	591
Prepay Penalty: 30 months	40	7,444,535.89	1.06%	9.563	330	86.19	615
Prepay Penalty: 36 months	1,711	265,739,559.73	37.79%	8.687	337	77.11	624
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	75	9,323,023.20	1.33%	10.095	350	61.78	484
500-524	245	35,860,787.88	5.10%	10.232	355	68.95	510
525-549	349	49,949,996.63	7.10%	9.858	348	69.13	536
550-574	483	76,231,128.96	10.84%	9.385	351	71.85	560
575-599	528	98,268,276.25	13.98%	8.988	348	75.76	587
600-624	575	110,989,801.12	15.78%	8.715	343	80.33	612
625-649	562	112,874,194.67	16.05%	8.386	340	82.14	636
650-674	463	91,701,027.87	13.04%	8.244	339	82.05	661
675-699	244	45,864,906.06	6.52%	7.992	330	82.42	687
700+	388	70,232,315.03	9.99%	7.649	323	75.40	744
None	15	1,868,608.88	0.27%	9.749	349	54.47	0
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,761	689,676,526.30	98.08%	8.698	343	77.24	619
Second Lien	166	13,487,540.25	1.92%	10.777	294	77.45	635
Total	3,927	703,164,066.55	100.00%	8.738	342	77.24	619

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	241	41,007,410.75	100.00%	9.223	358	75.87	590
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	241	41,007,410.75	100.00%	9.223	358	75.87	590
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
03/01/09	22	2,623,741.71	6.40%	9.566	357	73.09	574
04/01/09	45	8,119,906.74	19.80%	9.198	358	77.58	581
05/01/09	8	1,774,633.96	4.33%	8.844	359	76.83	590
02/01/10	1	252,198.38	0.62%	8.640	356	80.00	532
03/01/10	47	7,628,581.26	18.60%	9.086	357	78.70	602
04/01/10	74	12,844,529.14	31.32%	9.315	358	76.70	591
05/01/10	44	7,763,819.56	18.93%	9.220	359	70.51	591
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

GROUP 1 Mortgage Loans
As of June 1, 2007

		Minimum	Maximum
Scheduled Principal Balance	$41,007,411	$43,923	$698,945
Average Scheduled Principal Balance	$170,155
Number of Mortgage Loans	241

Weighted Average Gross Coupon	9.223%	5.990%	12.140%
Weighted Average FICO Score	590	496	784
Weighted Average Combined Original LTV	75.87%	18.38%	100.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	358 months	356 months	359 months
Weighted Average Seasoning	2 months	1 month	4 months

Weighted Average Gross Margin	5.090%	1.940%	7.890%
Weighted Average Minimum Interest Rate	9.223%	5.990%	12.140%
Weighted Average Maximum Interest Rate	16.223%	12.990%	19.140%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	21 months	35 months

Maturity Date		Feb 1 2037	May 1 2037
Maximum Zip Code Concentration	1.87%	60804

ARM	100.00%	Cash Out Refinance	72.41%
		Debt Consolidation	17.57%
2/28 ARMS	30.53%	Purchase	8.49%
3/27 ARMS	69.47%	Rate/Term Refinance	1.52%

Not Interest Only	100.00%	Condominium	2.62%
		Single Family	81.22%
No Prepay Penalty	47.17%	Two-Four Family	16.16%
Prepay Penalty: 12 months	10.58%
Prepay Penalty: 24 months	18.79%	Non-owner	10.30%
Prepay Penalty: 36 months	23.47%	Primary	89.70%

First Lien	100.00%	Top 5 States:
		Florida	23.90%
Full	51.42%	New Jersey	15.58%
Limited	10.93%	Illinois	12.13%
No Income Verification	27.89%	Pennsylvania	10.93%
Stated Income	9.75%	Maryland	5.01%

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	5	379,449.90	0.93%	9.764	358	73.06	552
20.01 -25.00	17	2,191,550.00	5.34%	9.110	358	78.23	606
25.01 -30.00	26	2,878,459.57	7.02%	9.615	358	72.22	593
30.01 -35.00	29	4,620,974.19	11.27%	9.098	358	71.09	587
35.01 -40.00	26	4,126,286.32	10.06%	9.202	358	76.68	603
40.01 -45.00	52	9,744,722.54	23.76%	9.340	358	78.67	583
45.01 -50.00	48	10,011,524.10	24.41%	9.013	358	75.94	600
50.01 -55.00	38	7,054,444.13	17.20%	9.297	358	75.46	573
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	5	243,786.65	0.59%	10.395	358	47.94	560
50,000.01 - 100,000.00	71	5,127,456.06	12.50%	10.023	358	71.60	570
100,000.01 - 150,000.00	55	6,718,807.05	16.38%	9.478	358	73.09	575
150,000.01 - 200,000.00	40	6,939,655.88	16.92%	9.340	358	75.88	595
200,000.01 - 250,000.00	16	3,552,918.26	8.66%	9.044	358	75.39	576
250,000.01 - 300,000.00	25	6,819,241.37	16.63%	9.234	358	75.50	579
300,000.01 - 350,000.00	9	2,921,459.91	7.12%	8.897	358	74.79	603
350,000.01 - 400,000.00	11	4,149,408.36	10.12%	8.997	358	80.88	608
400,000.01 - 450,000.00	4	1,664,410.08	4.06%	8.511	359	81.46	625
450,000.01 - 500,000.00	2	972,837.56	2.37%	8.591	358	81.04	655
550,000.01 - 600,000.00	1	588,775.26	1.44%	7.878	357	94.40	602
600,000.01 - 650,000.00	1	609,709.11	1.49%	8.190	358	92.50	613
650,000.01 - 700,000.00	1	698,945.20	1.70%	7.440	358	73.68	623
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	6	293,770.55	0.72%	10.403	358	52.49	550
50,000.01 - 100,000.00	70	5,077,472.16	12.38%	10.019	358	71.57	570
100,000.01 - 150,000.00	55	6,718,807.05	16.38%	9.478	358	73.09	575
150,000.01 - 200,000.00	40	6,939,655.88	16.92%	9.340	358	75.88	595
200,000.01 - 250,000.00	16	3,552,918.26	8.66%	9.044	358	75.39	576
250,000.01 - 300,000.00	25	6,819,241.37	16.63%	9.234	358	75.50	579
300,000.01 - 350,000.00	9	2,921,459.91	7.12%	8.897	358	74.79	603
350,000.01 - 400,000.00	11	4,149,408.36	10.12%	8.997	358	80.88	608
400,000.01 - 450,000.00	4	1,664,410.08	4.06%	8.511	359	81.46	625
450,000.01 - 500,000.00	2	972,837.56	2.37%	8.591	358	81.04	655
550,000.01 - 600,000.00	1	588,775.26	1.44%	7.878	357	94.40	602
600,000.01 - 650,000.00	1	609,709.11	1.49%	8.190	358	92.50	613
650,000.01 - 700,000.00	1	698,945.20	1.70%	7.440	358	73.68	623
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	164,503.81	0.40%	5.990	357	75.00	627
6.500 - 6.999	3	732,709.18	1.79%	6.936	358	71.02	662
7.000 - 7.499	3	1,441,807.84	3.52%	7.374	358	81.13	643
7.500 - 7.999	12	2,360,726.05	5.76%	7.786	358	71.23	618
8.000 - 8.499	13	3,677,935.98	8.97%	8.270	358	79.89	610
8.500 - 8.999	43	8,732,115.18	21.29%	8.764	358	78.23	612
9.000 - 9.499	50	8,842,938.97	21.56%	9.308	358	75.45	598
9.500 - 9.999	45	6,989,061.00	17.04%	9.765	358	79.47	556
10.000 -10.499	37	4,547,868.47	11.09%	10.237	358	71.02	553
10.500 -10.999	14	1,568,250.88	3.82%	10.726	358	65.79	539
11.000 -11.499	14	1,236,477.30	3.02%	11.266	358	68.21	544
11.500 -11.999	5	660,545.36	1.61%	11.622	358	72.53	528
12.000 -12.499	1	52,470.73	0.13%	12.140	358	70.00	611
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	241	41,007,410.75	100.00%	9.223	358	75.87	590
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	241	41,007,410.75	100.00%	9.223	358	75.87	590
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1	52	9,538,453.52	23.26%	9.150	359	71.69	591
2	119	20,964,435.88	51.12%	9.270	358	77.04	587
3	69	10,252,322.97	25.00%	9.209	357	77.26	595
4	1	252,198.38	0.62%	8.640	356	80.00	532
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500 - 1.999	1	164,503.81	0.40%	5.990	357	75.00	627
2.500 - 2.999	3	732,709.18	1.79%	6.936	358	71.02	662
3.000 - 3.499	4	1,544,456.00	3.77%	7.385	358	81.06	641
3.500 - 3.999	12	2,619,844.21	6.39%	7.851	358	68.40	621
4.000 - 4.499	16	4,579,762.32	11.17%	8.383	358	78.90	610
4.500 - 4.999	50	9,243,393.14	22.54%	8.868	358	77.90	602
5.000 - 5.499	53	9,608,122.85	23.43%	9.424	358	77.48	591
5.500 - 5.999	45	6,201,749.78	15.12%	9.945	358	77.27	555
6.000 - 6.499	33	3,803,899.07	9.28%	10.311	358	69.43	564
6.500 - 6.999	18	1,710,251.27	4.17%	11.202	358	65.63	531
7.000 - 7.499	4	348,500.94	0.85%	11.374	358	77.15	576
7.500 - 7.999	2	450,218.18	1.10%	11.622	358	75.75	517
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	1	164,503.81	0.40%	5.990	357	75.00	627
6.500 - 6.999	3	732,709.18	1.79%	6.936	358	71.02	662
7.000 - 7.499	3	1,441,807.84	3.52%	7.374	358	81.13	643
7.500 - 7.999	12	2,360,726.05	5.76%	7.786	358	71.23	618
8.000 - 8.499	13	3,677,935.98	8.97%	8.270	358	79.89	610
8.500 - 8.999	43	8,732,115.18	21.29%	8.764	358	78.23	612
9.000 - 9.499	50	8,842,938.97	21.56%	9.308	358	75.45	598
9.500 - 9.999	45	6,989,061.00	17.04%	9.765	358	79.47	556
10.000 -10.499	37	4,547,868.47	11.09%	10.237	358	71.02	553
10.500 -10.999	14	1,568,250.88	3.82%	10.726	358	65.79	539
11.000 -11.499	14	1,236,477.30	3.02%	11.266	358	68.21	544
11.500 -11.999	5	660,545.36	1.61%	11.622	358	72.53	528
12.000 -12.499	1	52,470.73	0.13%	12.140	358	70.00	611
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12.500 -12.999	1	164,503.81	0.40%	5.990	357	75.00	627
13.500 -13.999	3	732,709.18	1.79%	6.936	358	71.02	662
14.000 -14.499	3	1,441,807.84	3.52%	7.374	358	81.13	643
14.500 -14.999	12	2,360,726.05	5.76%	7.786	358	71.23	618
15.000 -15.499	13	3,677,935.98	8.97%	8.270	358	79.89	610
15.500 -15.999	43	8,732,115.18	21.29%	8.764	358	78.23	612
16.000 -16.499	50	8,842,938.97	21.56%	9.308	358	75.45	598
16.500 -16.999	45	6,989,061.00	17.04%	9.765	358	79.47	556
17.000 -17.499	37	4,547,868.47	11.09%	10.237	358	71.02	553
17.500 -17.999	14	1,568,250.88	3.82%	10.726	358	65.79	539
18.000 -18.499	14	1,236,477.30	3.02%	11.266	358	68.21	544
18.500 -18.999	5	660,545.36	1.61%	11.622	358	72.53	528
19.000 -19.499	1	52,470.73	0.13%	12.140	358	70.00	611
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	11	1,135,977.33	2.77%	9.690	358	37.38	558
50.00- 54.99	5	786,292.17	1.92%	8.840	358	52.85	594
55.00- 59.99	11	1,730,104.82	4.22%	9.189	358	57.80	588
60.00- 64.99	17	2,731,268.52	6.66%	9.101	358	62.03	591
65.00- 69.99	19	2,248,198.20	5.48%	9.359	358	66.26	598
70.00- 74.99	45	7,967,910.30	19.43%	9.127	358	70.69	570
75.00- 79.99	35	6,047,512.95	14.75%	9.670	358	75.75	581
80.00	47	8,083,918.85	19.71%	9.291	358	80.00	581
80.01- 84.99	1	204,781.67	0.50%	9.140	358	84.71	576
85.00- 89.99	17	2,920,031.70	7.12%	9.231	358	85.33	606
90.00- 94.99	20	3,549,128.41	8.65%	8.924	358	91.16	598
95.00- 99.99	8	2,243,036.56	5.47%	8.680	358	95.75	642
100.00	5	1,359,249.27	3.31%	8.954	358	100.00	662
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	30	4,224,890.88	10.30%	9.527	357	73.75	609
Primary	211	36,782,519.87	89.70%	9.188	358	76.11	587
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	7	1,075,860.88	2.62%	9.652	358	78.02	578
Single Family	201	33,305,495.45	81.22%	9.223	358	75.87	588
Two-Four Family	33	6,626,054.42	16.16%	9.153	358	75.54	597
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	167	29,694,711.86	72.41%	9.246	358	73.59	586
Debt Consolidation	38	7,207,027.87	17.57%	8.890	358	82.13	593
Purchase	30	3,482,611.15	8.49%	9.622	358	80.88	610
Rate/Term Refinance	6	623,059.87	1.52%	9.728	358	83.98	582
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	140	21,087,537.11	51.42%	9.231	358	75.32	574
Limited	28	4,482,748.41	10.93%	9.460	358	77.12	596
No Income Verification	53	11,437,733.73	27.89%	9.156	358	76.37	606
Stated Income	20	3,999,391.50	9.75%	9.106	358	75.96	615
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 ARMS	75	12,518,282.41	30.53%	9.225	358	76.53	581
3/27 ARMS	166	28,489,128.34	69.47%	9.222	358	75.58	593
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	1	71,179.48	0.17%	9.490	358	75.00	647
Arizona	1	215,750.03	0.53%	8.740	358	80.00	604
Colorado	1	135,857.78	0.33%	9.840	359	80.00	624
Connecticut	6	1,017,522.92	2.48%	9.382	358	73.38	559
Delaware	2	233,801.49	0.57%	8.940	358	71.77	560
Florida	43	9,800,894.90	23.90%	8.930	358	76.40	598
Georgia	7	744,723.75	1.82%	9.355	357	80.50	616
Illinois	25	4,974,313.00	12.13%	9.052	358	76.93	587
Louisiana	2	158,471.15	0.39%	9.898	358	64.22	534
Maine	3	361,755.06	0.88%	10.286	358	79.33	596
Maryland	11	2,055,413.07	5.01%	8.757	358	76.60	611
Massachusetts	7	1,493,646.95	3.64%	9.029	358	77.69	577
Michigan	11	715,317.02	1.74%	10.374	358	75.92	595
Minnesota	2	340,560.01	0.83%	9.247	358	74.46	599
Missouri	3	251,115.19	0.61%	10.233	358	70.16	566
New Hampshire	1	358,653.42	0.87%	8.390	358	70.00	608
New Jersey	26	6,390,159.54	15.58%	8.879	358	73.69	596
New Mexico	1	197,902.40	0.48%	9.490	359	87.07	641
New York	7	1,720,766.65	4.20%	9.957	358	75.98	618
North Carolina	4	346,477.80	0.84%	10.295	357	70.36	597
Ohio	5	333,981.25	0.81%	9.554	358	75.98	598
Pennsylvania	34	4,484,073.99	10.93%	9.334	358	77.98	566
Rhode Island	1	49,979.66	0.12%	10.390	359	18.38	582
South Carolina	3	367,253.12	0.90%	10.458	358	77.21	584
Tennessee	2	159,244.27	0.39%	9.375	358	82.13	625
Texas	5	504,283.74	1.23%	10.614	358	74.23	553
Virginia	14	1,990,701.48	4.85%	9.417	358	73.22	586
Wisconsin	12	1,466,200.23	3.58%	10.391	358	75.85	545
Wyoming	1	67,411.40	0.16%	10.090	357	75.00	530
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Prepay Penalty	103	19,341,304.55	47.17%	9.250	358	75.98	586
Prepay Penalty: 12 months	16	4,338,030.40	10.58%	9.011	358	81.08	618
Prepay Penalty: 24 months	54	7,705,138.80	18.79%	9.281	358	74.61	578
Prepay Penalty: 36 months	68	9,622,937.00	23.47%	9.217	358	74.31	593
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	1	158,850.72	0.39%	9.740	358	75.00	496
500-524	31	4,480,826.98	10.93%	10.254	358	69.38	510
525-549	34	4,457,490.48	10.87%	9.972	358	71.36	535
550-574	47	6,753,116.02	16.47%	9.519	358	74.60	560
575-599	37	6,857,757.71	16.72%	9.261	358	74.41	588
600-624	43	7,877,062.19	19.21%	8.733	358	78.37	611
625-649	24	5,072,079.32	12.37%	8.672	358	80.80	635
650-674	14	3,061,658.97	7.47%	8.477	357	82.72	659
675-699	3	1,062,414.42	2.59%	7.913	358	75.81	683
700+	5	775,566.96	1.89%	8.816	358	85.81	742
None	2	450,586.98	1.10%	9.945	358	63.71	0
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	241	41,007,410.75	100.00%	9.223	358	75.87	590
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	241	41,007,410.75	100.00%	9.223	358	75.87	590
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	241	41,007,410.75	100.00%	9.223	358	75.87	590
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
03/01/09	22	2,623,741.71	6.40%	9.566	357	73.09	574
04/01/09	45	8,119,906.74	19.80%	9.198	358	77.58	581
05/01/09	8	1,774,633.96	4.33%	8.844	359	76.83	590
02/01/10	1	252,198.38	0.62%	8.640	356	80.00	532
03/01/10	47	7,628,581.26	18.60%	9.086	357	78.70	602
04/01/10	74	12,844,529.14	31.32%	9.315	358	76.70	591
05/01/10	44	7,763,819.56	18.93%	9.220	359	70.51	591
Total	241	41,007,410.75	100.00%	9.223	358	75.87	590

GROUP 2 Mortgage Loans
As of June 1, 2007

		Minimum	Maximum
Scheduled Principal Balance	$662,156,656	$14,004	$999,673
Average Scheduled Principal Balance	$179,641
Number of Mortgage Loans	3,686

Weighted Average Gross Coupon	8.708%	5.940%	14.740%
Weighted Average FICO Score	621	407	887
Weighted Average Combined Original LTV	77.33%	11.11%	100.00%

Weighted Average Original Term	343 months	60 months	360 months
Weighted Average Stated Remaining Term	341 months	58 months	359 months
Weighted Average Seasoning	2 months	0 months	6 months

Maturity Date		Apr 1 2012	May 1 2037
Maximum Zip Code Concentration	1.27%	11236

Fixed Rate	100.00%	Cash Out Refinance	52.61%
		Debt Consolidation	33.85%
Fixed Rate	52.33%	Purchase	3.81%
Stepped Fixed Rate	47.67%	Rate/Term Refinance	9.73%

Not Interest Only	100.00%	Condominium	2.72%
		Five-Eight Family	0.37%
No Prepay Penalty	31.16%	Multi-Use	0.71%
Prepay Penalty: 12 months	28.39%	Single Family	81.25%
Prepay Penalty: 18 months	0.03%	Two-Four Family	14.95%
Prepay Penalty: 24 months	0.62%
Prepay Penalty: 30 months	1.12%	Non-owner	4.75%
Prepay Penalty: 36 months	38.68%	Primary	95.25%

First Lien	97.96%	Top 5 States:
Second Lien	2.04%	New York	27.38%
		Florida	10.21%
Full	62.55%	New Jersey	7.29%
Limited	9.61%	Illinois	6.61%
No Income Verification	22.28%	Maryland	5.59%
Stated Income	5.56%

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	142	18,403,776.38	2.78%	8.906	336	70.77	618
20.01 -25.00	152	20,382,362.53	3.08%	8.658	326	71.55	625
25.01 -30.00	297	44,769,306.94	6.76%	8.712	331	74.99	628
30.01 -35.00	368	59,442,217.00	8.98%	8.723	333	76.79	620
35.01 -40.00	497	85,479,777.83	12.91%	8.777	340	76.54	618
40.01 -45.00	653	125,135,173.61	18.90%	8.770	344	78.59	623
45.01 -50.00	954	180,084,136.21	27.20%	8.818	343	81.89	623
50.01 -55.00	619	127,863,332.38	19.31%	8.411	346	73.21	614
None	4	596,572.92	0.09%	9.503	358	55.91	564
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	133	6,391,136.20	0.97%	10.180	288	59.44	611
50,000.01 - 100,000.00	1,042	78,259,337.93	11.82%	9.599	316	69.99	610
100,000.01 - 150,000.00	810	100,034,066.33	15.11%	9.218	328	75.27	615
150,000.01 - 200,000.00	546	94,968,389.87	14.34%	8.893	338	76.11	616
200,000.01 - 250,000.00	346	77,604,887.64	11.72%	8.597	344	76.72	615
250,000.01 - 300,000.00	218	59,415,191.84	8.97%	8.588	349	77.91	619
300,000.01 - 350,000.00	178	58,171,483.71	8.79%	8.442	349	79.67	620
350,000.01 - 400,000.00	150	56,010,528.12	8.46%	8.418	355	80.23	628
400,000.01 - 450,000.00	98	41,750,363.05	6.31%	7.989	355	80.46	629
450,000.01 - 500,000.00	78	37,194,736.20	5.62%	7.948	357	83.26	639
500,000.01 - 550,000.00	29	15,219,109.34	2.30%	8.180	354	88.27	618
550,000.01 - 600,000.00	27	15,528,817.81	2.35%	8.051	358	88.22	652
600,000.01 - 650,000.00	13	8,085,561.54	1.22%	7.827	352	81.86	637
650,000.01 - 700,000.00	9	6,119,378.91	0.92%	7.793	358	77.22	657
700,000.01 - 750,000.00	3	2,193,777.00	0.33%	7.678	358	87.56	670
750,000.01 - 800,000.00	2	1,557,419.79	0.24%	7.390	358	81.65	655
800,000.01 - 850,000.00	1	825,468.45	0.12%	6.390	358	75.18	711
900,000.01 - 950,000.00	2	1,827,329.03	0.28%	6.619	269	67.97	626
950,000.01 - 1,000,000.00	1	999,673.04	0.15%	7.540	359	66.67	626
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	135	6,490,923.61	0.98%	10.160	289	59.54	611
50,000.01 - 100,000.00	1,041	78,259,508.93	11.82%	9.598	316	70.01	610
100,000.01 - 150,000.00	810	100,082,348.57	15.11%	9.217	328	75.23	615
150,000.01 - 200,000.00	548	95,419,531.84	14.41%	8.885	338	76.21	616
200,000.01 - 250,000.00	344	77,253,722.23	11.67%	8.602	344	76.70	615
250,000.01 - 300,000.00	218	59,466,692.51	8.98%	8.598	350	77.94	619
300,000.01 - 350,000.00	177	57,871,765.83	8.74%	8.436	349	79.57	619
350,000.01 - 400,000.00	150	56,010,528.12	8.46%	8.418	355	80.23	628
400,000.01 - 450,000.00	98	41,750,363.05	6.31%	7.989	355	80.46	629
450,000.01 - 500,000.00	78	37,194,736.20	5.62%	7.948	357	83.26	639
500,000.01 - 550,000.00	29	15,219,109.34	2.30%	8.180	354	88.27	618
550,000.01 - 600,000.00	27	15,528,817.81	2.35%	8.051	358	88.22	652
600,000.01 - 650,000.00	13	8,085,561.54	1.22%	7.827	352	81.86	637
650,000.01 - 700,000.00	9	6,119,378.91	0.92%	7.793	358	77.22	657
700,000.01 - 750,000.00	3	2,193,777.00	0.33%	7.678	358	87.56	670
750,000.01 - 800,000.00	2	1,557,419.79	0.24%	7.390	358	81.65	655
800,000.01 - 850,000.00	1	825,468.45	0.12%	6.390	358	75.18	711
900,000.01 - 950,000.00	2	1,827,329.03	0.28%	6.619	269	67.97	626
950,000.01 - 1,000,000.00	1	999,673.04	0.15%	7.540	359	66.67	626
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	18	5,018,684.63	0.76%	5.988	327	72.03	707
6.000 - 6.499	97	28,300,646.20	4.27%	6.325	341	72.40	686
6.500 - 6.999	201	52,291,509.90	7.90%	6.825	338	71.76	665
7.000 - 7.499	241	58,262,317.13	8.80%	7.319	337	76.68	649
7.500 - 7.999	450	92,182,217.77	13.92%	7.805	334	75.76	647
8.000 - 8.499	347	66,183,795.87	10.00%	8.297	341	76.07	627
8.500 - 8.999	497	95,844,745.22	14.47%	8.802	342	80.40	621
9.000 - 9.499	380	68,125,604.67	10.29%	9.286	345	80.03	601
9.500 - 9.999	534	87,022,119.28	13.14%	9.785	345	80.53	592
10.000 -10.499	342	47,696,899.59	7.20%	10.273	345	79.56	579
10.500 -10.999	252	31,187,898.50	4.71%	10.780	341	76.83	567
11.000 -11.499	150	14,165,249.84	2.14%	11.247	346	73.29	564
11.500 -11.999	103	9,719,918.50	1.47%	11.767	344	71.32	554
12.000 -12.499	43	3,790,364.68	0.57%	12.168	342	71.09	564
12.500 -12.999	21	1,540,202.30	0.23%	12.826	334	76.54	616
13.000 -13.499	4	347,088.40	0.05%	13.086	358	97.92	672
13.500 -13.999	3	206,455.37	0.03%	13.691	352	83.74	594
14.000 -14.499	2	174,512.59	0.03%	14.279	318	95.54	633
14.500 -14.999	1	96,425.36	0.01%	14.740	238	100.00	674
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	2	102,953.19	0.02%	10.134	58	68.51	619
61-120	63	5,245,028.80	0.79%	8.269	103	65.31	679
121-180	282	31,961,511.63	4.83%	8.376	168	71.60	649
181-240	117	13,004,937.07	1.96%	8.969	229	73.21	638
241-300	120	18,152,584.23	2.74%	8.572	279	75.94	659
301-360	3,102	593,689,640.88	89.66%	8.728	357	77.87	617
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	2	102,953.19	0.02%	10.134	58	68.51	619
61-120	63	5,245,028.80	0.79%	8.269	103	65.31	679
121-180	282	31,961,511.63	4.83%	8.376	168	71.60	649
181-240	117	13,004,937.07	1.96%	8.969	229	73.21	638
241-300	120	18,152,584.23	2.74%	8.572	279	75.94	659
301-360	3,102	593,689,640.88	89.66%	8.728	357	77.87	617
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	2	135,850.00	0.02%	8.538	166	73.42	590
1	1,226	207,149,643.35	31.28%	8.817	337	72.13	615
2	1,927	349,852,497.27	52.84%	8.686	343	77.71	622
3	520	103,020,113.29	15.56%	8.555	343	86.16	628
4	8	1,384,629.24	0.21%	8.833	334	93.21	632
5	2	425,093.93	0.06%	9.053	341	92.98	653
6	1	188,828.72	0.03%	10.290	258	100.00	616
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	362	42,306,653.99	6.39%	8.690	320	39.42	610
50.00- 54.99	158	24,530,604.60	3.70%	8.368	338	52.71	621
55.00- 59.99	176	26,500,701.08	4.00%	8.717	336	57.61	598
60.00- 64.99	252	37,954,568.16	5.73%	8.722	339	62.17	603
65.00- 69.99	241	42,780,742.50	6.46%	8.484	336	67.03	611
70.00- 74.99	373	67,905,427.68	10.26%	8.548	342	71.81	612
75.00- 79.99	386	67,912,898.30	10.26%	8.444	342	76.64	620
80.00	441	80,923,332.50	12.22%	8.646	347	80.00	610
80.01- 84.99	125	25,949,076.03	3.92%	8.309	337	83.44	629
85.00- 89.99	300	63,412,059.88	9.58%	8.631	348	85.96	617
90.00- 94.99	348	72,622,181.69	10.97%	8.852	347	90.50	629
95.00- 99.99	195	43,128,077.14	6.51%	9.018	343	95.56	637
100.00	329	66,230,332.25	10.00%	9.356	340	100.00	655
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	208	31,470,895.13	4.75%	9.198	349	71.47	642
Primary	3,478	630,685,760.67	95.25%	8.683	340	77.62	620
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	117	17,999,396.51	2.72%	8.933	350	78.22	626
Five-Eight Family	9	2,430,200.18	0.37%	9.296	358	65.83	674
Multi-Use	21	4,697,622.09	0.71%	10.192	358	67.74	656
Single Family	3,207	538,030,638.43	81.25%	8.785	338	77.42	618
Two-Four Family	332	98,998,798.59	14.95%	8.162	353	77.39	630
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,958	348,382,832.48	52.61%	8.645	342	73.77	617
Debt Consolidation	1,182	224,133,935.30	33.85%	8.727	336	81.20	622
Purchase	142	25,219,031.73	3.81%	9.224	357	85.01	634
Rate/Term Refinance	404	64,420,856.29	9.73%	8.779	347	80.08	628
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	2,543	414,192,405.30	62.55%	8.619	336	76.87	619
Limited	310	63,619,387.95	9.61%	8.759	354	78.50	616
No Income Verification	649	147,522,054.45	22.28%	8.928	346	78.72	622
Stated Income	184	36,822,808.10	5.56%	8.733	353	74.83	637
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	2,277	346,509,727.31	52.33%	8.862	325	74.68	623
Stepped Fixed Rate	1,409	315,646,928.49	47.67%	8.539	358	80.23	618
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	16	2,288,812.07	0.35%	9.744	354	79.86	585
Arizona	72	12,862,318.30	1.94%	8.134	338	75.14	646
Arkansas	7	1,094,067.71	0.17%	9.880	358	90.24	614
California	74	17,844,837.01	2.69%	8.354	345	68.38	630
Colorado	21	3,708,875.13	0.56%	8.888	341	80.91	646
Connecticut	66	12,543,029.19	1.89%	8.956	353	77.44	611
Delaware	34	5,426,807.69	0.82%	8.663	328	81.43	655
Florida	393	67,630,028.88	10.21%	8.752	343	76.53	609
Georgia	134	18,337,772.12	2.77%	9.565	333	80.45	618
Idaho	2	374,602.10	0.06%	7.184	357	83.73	634
Illinois	245	43,770,340.67	6.61%	8.922	339	79.91	615
Indiana	11	982,795.79	0.15%	10.172	335	77.73	565
Kentucky	13	1,249,550.78	0.19%	8.847	351	89.26	659
Louisiana	33	3,624,546.80	0.55%	9.904	348	77.00	594
Maine	16	2,509,086.03	0.38%	8.612	354	69.35	637
Maryland	205	37,030,190.89	5.59%	8.797	342	74.67	614
Massachusetts	76	15,671,318.70	2.37%	8.922	348	75.35	608
Michigan	69	6,906,178.42	1.04%	9.693	345	80.32	608
Minnesota	27	3,106,421.91	0.47%	9.956	347	76.16	603
Missouri	53	6,392,456.90	0.97%	9.332	327	80.01	624
Nebraska	1	57,562.92	0.01%	11.490	358	90.00	575
Nevada	31	6,284,879.21	0.95%	7.717	335	74.09	611
New Hampshire	51	7,013,157.20	1.06%	8.760	324	72.14	607
New Jersey	219	48,269,107.34	7.29%	9.013	349	74.95	619
New Mexico	24	2,960,795.05	0.45%	9.303	313	79.10	631
New York	625	181,323,706.15	27.38%	8.055	351	76.92	626
North Carolina	166	21,176,066.39	3.20%	9.552	320	83.11	624
Ohio	126	15,137,743.37	2.29%	9.618	329	86.90	632
Oklahoma	18	1,632,697.37	0.25%	8.944	311	83.85	626
Oregon	19	4,198,728.54	0.63%	8.330	357	83.89	658
Pennsylvania	282	32,195,622.35	4.86%	8.929	332	77.76	614
Rhode Island	17	3,863,325.57	0.58%	9.626	341	78.70	609
South Carolina	94	11,707,277.91	1.77%	9.548	316	77.63	610
Tennessee	23	2,619,230.91	0.40%	9.267	320	87.73	632
Texas	100	11,183,379.60	1.69%	9.018	327	76.70	611
Utah	2	672,463.36	0.10%	9.677	358	95.95	638
Vermont	24	3,406,291.89	0.51%	8.920	291	73.60	658
Virginia	153	24,406,595.65	3.69%	8.868	332	76.57	620
Washington	49	9,616,512.02	1.45%	8.112	343	79.33	633
Wisconsin	77	8,870,048.28	1.34%	9.228	303	78.68	626
Wyoming	18	2,207,427.63	0.33%	8.351	286	72.81	638
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Prepay Penalty	1,282	206,334,300.00	31.16%	9.212	338	77.32	614
Prepay Penalty: 12 months	690	187,982,729.45	28.39%	8.162	350	77.20	623
Prepay Penalty: 18 months	1	199,903.19	0.03%	8.540	358	90.00	663
Prepay Penalty: 24 months	30	4,078,564.54	0.62%	9.358	333	73.93	615
Prepay Penalty: 30 months	40	7,444,535.89	1.12%	9.563	330	86.19	615
Prepay Penalty: 36 months	1,643	256,116,622.73	38.68%	8.667	337	77.21	625
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	74	9,164,172.48	1.38%	10.101	350	61.55	484
500-524	214	31,379,960.90	4.74%	10.229	354	68.89	510
525-549	315	45,492,506.15	6.87%	9.847	347	68.92	536
550-574	436	69,478,012.94	10.49%	9.372	351	71.58	560
575-599	491	91,410,518.54	13.80%	8.968	347	75.86	587
600-624	532	103,112,738.93	15.57%	8.714	342	80.48	612
625-649	538	107,802,115.35	16.28%	8.373	340	82.21	636
650-674	449	88,639,368.90	13.39%	8.236	338	82.03	661
675-699	241	44,802,491.64	6.77%	7.994	330	82.58	687
700+	383	69,456,748.07	10.49%	7.636	322	75.29	744
None	13	1,418,021.90	0.21%	9.687	346	51.54	0
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,520	648,669,115.55	97.96%	8.665	342	77.32	620
Second Lien	166	13,487,540.25	2.04%	10.777	294	77.45	635
Total	3,686	662,156,655.80	100.00%	8.708	341	77.33	621

Rating Agency Contacts

Standard & Poor’s
Peter Graham	212-438-1599
Truc Bui	212-438-2673

Moody’s
Debashish Chatterjee	212-553-1329

RBS Greenwich Capital

Asset Backed Finance
Adam Smith	(203) 618-2271
Michael McKeever	(203) 618-2237
Sean Curran	(203) 618-2426

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160